                                                                     Exhibit 4.1


                                 CERTIFICATE OF
                      DESIGNATIONS, PREFERENCES AND RIGHTS
                                       of
                            SERIES D PREFERRED STOCK
                                       of
                                   CMGI, INC.

                        (Pursuant to Section 151 of the
                       Delaware General Corporation Law)


     CMGI, Inc., a Delaware corporation (the "Corporation"), pursuant to authority conferred on the Board of Directors of the Corporation by the Certificate of Incorporation and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware (the "DGCL"), certifies that the Board of Directors of the Corporation, at a meeting duly called and held, at which a quorum was present and acting throughout, duly adopted the following resolution:

     RESOLVED:  That, pursuant to the authority expressly granted to and vested
     --------
in the Board of Directors of the Corporation in accordance with the provisions of its Amended and Restated Certificate of Incorporation, the Board of Directors does hereby create, authorize and provide for the issuance of a series of the Corporation's previously authorized Preferred Stock, par value $0.01 per share, and hereby states the number of shares and the powers, designations, preferences and relative, participating, optional or other rights, or the qualifications, limitations or restrictions thereof, are as follows:

                           I.  DESIGNATION AND AMOUNT
                               ----------------------

     The designation of this series is Series D Preferred Stock (the "Series D Preferred Stock"), and the number of authorized shares constituting such series is 18,090.45 shares. The stated value is $9,950 per share of Series D Preferred Stock (the "Stated Value Per Share").

                                   II.  RANK
                                        ----

     The Series D Preferred Stock shall rank (i) prior to the Corporation's common stock, par value $.01 per share (the "Common Stock"); (ii) prior to any class or series of capital stock of the Corporation hereafter created (unless
(A) such class or series of capital stock specifically, by its terms, ranks on parity with the Series D Preferred Stock, or (B) with the consent of the holders of Series D Preferred Stock obtained in accordance with Article VII hereof, such class or series of capital stock specifically, by its terms, ranks senior to the Series D Preferred Stock) (collectively, with the Common

Stock, "Junior Securities"); (iii) pari passu with any class or series of capital stock of the Corporation hereafter created specifically ranking, by its terms, on parity with the Series D Preferred Stock ("Pari Passu Securities");
(iv) junior to the Corporation's Series B Convertible Preferred Stock ("Series B Preferred Stock") and the Corporation's Series C Convertible Preferred Stock ("Series C Preferred Stock"); and (v) junior to any class or series of capital stock of the Corporation hereafter created (with the consent of the holders of Series D Preferred Stock obtained in accordance with Article VII hereof) specifically ranking, by its terms, senior to the Series D Preferred Stock (collectively, with the Series B Preferred Stock and Series C Preferred Stock, "Senior Securities"), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

                                III.  DIVIDENDS
                                      ---------

     A. The holders of the Series D Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends on the Series D Preferred Stock equal to the Stated Value Per Share multiplied by the Dividend Rate (as defined herein), payable at the Corporation's option in (i) cash, (ii) Marketable Securities (as defined below), or (iii) any combination of cash and Marketable Securities. "Marketable Securities" shall mean any shares of common stock of the Corporation or any other company that (i) are traded on the New York Stock Exchange, American Stock Exchange or Nasdaq National Market, and (ii) upon issuance or delivery to the holder in payment of any dividends, shall be (a) freely eligible for resale by the holder pursuant to Rule 144(k) under the Securities Act of 1933 (the "Securities Act") or otherwise, or (b) eligible for resale pursuant to Rule 144 under the Act and able to be sold in full within the three-month period following the date of delivery to the holder. The value of any Marketable Securities shall be determined using the average closing prices for such Marketable Securities during the period beginning on the applicable Dividend Payment Record Date (as defined below) and ending on the trading day immediately preceding the date of payment made by delivery of such Marketable Securities.
If the Corporation intends to pay dividends on the Series D Preferred Stock in Marketable Securities, the Corporation shall provide written notice of the issuer or issuers of such Marketable Securities and the approximate amount of the dividend to be paid by issuance of Marketable Securities of any such issuer to the holders of record of the Series D Preferred Stock on or prior to the applicable Dividend Payment Record Date. Such notice shall be sent by facsimile or by first class or registered mail, postage prepaid, to each record holder of Series D Preferred Stock at such holder's facsimile number or address last shown on the records of the Transfer Agent.

     B. The "Dividend Rate" shall be (i) eleven percent (11.00%) for the first six months after the date of original issuance of the Series D Preferred Stock (the "Issue Date"), (ii) fourteen percent (14.00%) for the second six-month period after the Issue

Date, (iii) fourteen and one-half percent (14.50%) for the third six-month period after the Issue Date, (iv) fifteen percent (15%) for the fourth six-month period after the Issue Date, (v) fifteen and one-half percent (15.5%) for the fifth six-month period after the Issue Date and (vi) sixteen percent (16%) for any period after the end of the fifth six-month period after the Issue Date.

     C. Dividends on the Series D Preferred Stock shall be cumulative and shall accrue daily from the Issue Date, provided that if the Series D Preferred Stock is converted into Common Stock pursuant to Article V hereof on or prior to the date six months after the Issue Date, no dividends shall be paid on the Series D Preferred Stock. Dividends shall be payable on each three-month anniversary of the Issue Date (each such date being referred to herein as a "Dividend Payment Date") (and in the case of any accrued but unpaid dividends, at such additional times and for such interim periods as may be determined by the Board of Directors) to the holders of record as they appear on the stock books of the transfer agent of the Corporation (the "Transfer Agent") on such record dates, which shall be fifteen (15) business days preceding each Dividend Payment Date (each such date being referred to herein as a "Dividend Payment Record Date"). The amount of dividends payable per share of Series D Preferred Stock for each three-month dividend period shall be computed by multiplying the Stated Value Per Share by the applicable Dividend Rate divided by four. Accrued but unpaid dividends shall not bear interest.

     D. The Series D Preferred Stock shall rank, as to payment of dividends, senior to the Common Stock and any other class or series of stock of the Corporation which is not by its terms expressly made senior to, or on a parity with, the Series D Preferred Stock as to dividends.

     E. So long as any shares of Series D Preferred Stock shall remain outstanding, in no event shall any dividend whatsoever be declared or paid upon, nor shall any distribution be made upon, any Junior Securities, nor shall any shares of Junior Securities be purchased or redeemed by the Corporation nor shall any moneys be paid to or made available for a sinking fund for the purchase or redemption of any Junior Securities (other than a distribution of Junior Securities), without the written consent of the holders of a majority of outstanding shares of Series D Preferred Stock obtained in accordance with
Article VII hereof. Notwithstanding the foregoing, the Corporation may (i) declare or pay upon any Junior Securities any dividend payable in equity interests of a subsidiary of the Corporation; provided that the holders of Series D Preferred Stock then outstanding shall have first received, or simultaneously received, a like distribution on each outstanding share of Series D Preferred Stock, based on the number of shares of Common Stock into which each share of Series D Preferred Stock is convertible on the record date for such distribution (assuming for this purpose that the Series D Preferred Stock was convertible on such date) or (ii) purchase or redeem shares of Common Stock. No dividends shall be declared, set aside or paid in respect of shares of the Series D Preferred Stock unless the Corporation complies with
Section 170 and Section 173 of the DGCL.

                          IV.  LIQUIDATION PREFERENCE
                               ----------------------

     A. In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (each such event being considered a "Liquidation Event"), no distribution shall be made to the holders of any shares of capital stock of the Corporation (other than Series B Preferred Stock, Series C Preferred Stock and Senior Securities) upon liquidation, dissolution or winding up, unless prior thereto, the holders of shares of Series D Preferred Stock shall have received the Liquidation Preference (as defined herein) with respect to each share; provided however, if upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the holders of the Series D Preferred Stock and holders of Pari Passu Securities (including any dividends or distribution payable on any shares of Series D Preferred Stock and Pari Passu Securities after the date of filing of this Certificate of Designation) shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Series D Preferred Stock and the Pari Passu Securities shall be distributed ratably among such shares in proportion to the ratio that the liquidation preference payable on each such share bears to the aggregate liquidation preference payable on all such shares.

     B. Any merger or consolidation in which the Corporation is a constituent party (except any merger or consolidation in which the holders of voting capital stock of the Corporation immediately prior to such merger or consolidation continue to hold immediately following such merger or consolidation at least a majority by voting power of the capital stock of (A) the surviving or resulting corporation or (B) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation), or sale of all or substantially all the assets of the Corporation, shall be deemed to constitute a Liquidation Event for purposes of this Article IV.

     C. For purposes hereof, the "Liquidation Preference" with respect to a share of Series D Preferred Stock shall mean an amount equal to the sum of (i) the Stated Value Per Share, plus (ii) accrued but unpaid dividends on such share. The liquidation preference with respect to any Pari Passu Securities shall be as set forth in the Certificate of Designation filed in respect thereof.

     D. After the payment of all preferential amounts payable on any shares of Series D Preferred Stock and Pari Passu Securities upon a Liquidation Event, the remaining assets and funds of the Corporation available for distribution to its stockholders shall be distributed among the holders of shares of Series D Preferred Stock, Common Stock and any other class or series of stock entitled to participate in liquidation distributions with the holders of Common Stock, pro rata based on the number of shares of Common Stock held by each (assuming conversion into Common Stock of all such shares).

                                 V.  CONVERSION
                                     ----------

     A. In the event that the stockholders of the Corporation, by action of the holders of a majority of the shares of voting capital stock of the Corporation voting at a duly convened meeting of stockholders at which a quorum is present, approve the conversion of the Series D Preferred Stock into shares of Common Stock (the date of such approval being referred to herein as the "Mandatory Conversion Date"), each outstanding share of Series D Preferred Stock shall automatically be converted into such number of shares of Common Stock as is determined by dividing $99.50 by the Series D Conversion Price (as defined below) in effect at the time of conversion. The "Series D Conversion Price" shall initially be $0.995. Such initial Series D Conversion Price, and the rate at which shares of Series D Preferred Stock shall be converted into shares of Common Stock, shall be subject to adjustment as provided below.

          (1) Upon any such conversion, any declared but unpaid dividends on the Series D Preferred Stock shall be paid by the Corporation in accordance with
Article III hereof.

          (2) All shares of Series D Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Mandatory Conversion Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and payment of any dividends declared but unpaid thereon. Any shares of Series D Preferred Stock so converted shall be retired and canceled and shall not be reissued, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Series D Preferred Stock accordingly.

          (3) The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series D Preferred Stock pursuant to this Article
V. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series D Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

     B.   Adjustment for Stock Splits and Combinations.  If the Corporation
          --------------------------------------------
shall at any time or from time to time after the Issue Date effect a subdivision of the outstanding Common Stock, the Series D Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the Issue Date combine the outstanding shares of Common Stock, the Series D Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

     C.   Adjustment for Certain Dividends and Distributions.  In the event the
          --------------------------------------------------
Corporation at any time, or from time to time after the Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Series D Conversion Price then in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Series D Conversion Price then in effect by a fraction:

          (1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

          (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series D Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Series D Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions; and provided further, however, that no such adjustment shall be made if the holders of Series D Preferred Stock simultaneously receive (i) a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series D Preferred Stock had been converted into Common Stock on the date of such event or (ii) a dividend or other distribution of shares of Series D Preferred Stock which are convertible, as of the date of such event, into such number of shares of Common Stock as is equal to the number of additional shares of Common Stock being issued with respect to each share of Common Stock in such dividend or distribution.

     D.   Adjustments for Other Dividends and Distributions.  In the event the
          -------------------------------------------------
Corporation at any time or from time to time after the Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than shares of Common Stock) or in cash or other property (other than cash out of earnings or earned surplus, determined in accordance with generally accepted accounting principles), then and in each such event provision shall be made so that the holders of the Series D Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had the Series D Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph with respect to the rights of the holders of the Series D Preferred Stock; and provided further, however, that no such adjustment shall be made if the holders of Series D Preferred Stock simultaneously receive a dividend or other distribution of such securities in an amount equal to the amount of such securities as they would have received if all outstanding shares of Series D Preferred Stock had been converted into Common Stock on the date of such event.

     E.   Adjustment for Merger or Reorganization, etc.  Subject to the
          --------------------------------------------
provisions of Article IV hereof, if there shall occur any reorganization, recapitalization, consolidation or merger involving the Corporation in which the Common Stock is converted into or exchanged for securities, cash or other property (other than a transaction covered by paragraphs (B), (C) or (D) of this Article V), then, following any such reorganization, recapitalization, consolidation or merger, each share of Series D Preferred Stock that remains outstanding shall be convertible into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series D Preferred Stock immediately prior to such reorganization, recapitalization, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment shall be made in the application of the provisions in this Article V set forth with respect to the rights and interest thereafter of the holders of the Series D Preferred Stock, to the end that the provisions set forth in this Article V (including provisions with respect to changes in and other adjustments of the Series D Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series D Preferred Stock.

     F.   No Impairment.  The Corporation will not, by amendment of its
          -------------
Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this
Article V and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series D Preferred Stock against impairment.

     G.   Certificate as to Adjustments.  Upon the occurrence of each adjustment
          -----------------------------
or readjustment of the Series D Conversion Price pursuant to this Article V, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series D Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series D Preferred Stock, furnish or cause to be furnished to such holder a certificate setting forth (i) the Series D Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series D Preferred Stock.

     H.   Notice of Record Date.  In the event:
          ---------------------

          (1) the Corporation shall take a record of the holders of its Common Stock (or other stock or securities at the time issuable upon conversion of the Series D Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for a purchase any shares of stock of any class or any other securities, or to receive any other right; or

          (2) of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, any consolidation or merger of the Corporation with or into another corporation (other than a consolidation or merger in which the Corporation is the surviving entity and its Common Stock is not converted into or exchanged for any other securities or property), or any transfer of all or substantially all of the assets of the Corporation; or

          (3) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will mail or cause to be mailed to the holders of the Series D Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time issuable upon the conversion of the Series D Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least 10 days prior to the record date or effective date for the event specified in such notice.

     I. All holders of record of shares of Series D Preferred Stock shall be given written notice of the Mandatory Conversion Date and the place designated for mandatory conversion of all such shares of Series D Preferred Stock pursuant to this Article V. Such notice need not be given in advance of the occurrence of the Mandatory Conversion Date. Such notice shall be sent by facsimile or by first class or registered mail, postage prepaid, to each record holder of Series D Preferred Stock at such holder's facsimile number or address last shown on the records of the Transfer Agent. Upon receipt of such notice, each holder of shares of Series D Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Article V. On the Mandatory Conversion Date, all outstanding shares of Series D Preferred Stock shall be deemed to have been converted into shares of Common Stock, which shall be deemed to be outstanding of record, and all rights with respect to the Series D Preferred Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock) will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Series D Preferred Stock has been converted, and payment of any declared but unpaid dividends thereon. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. As soon as practicable after the Mandatory Conversion Date and the surrender of the certificate or certificates for Series D Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in below in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

     J. All certificates evidencing shares of Series D Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Date, be deemed to have been retired and canceled and the shares of Series D Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. Such converted Series D Preferred Stock may not be reissued, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series D Preferred Stock accordingly.

     K. No fractional shares of Common Stock shall be issued upon conversion of the Series D Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the closing sale price of the Common Stock on the Nasdaq National Market or other similar exchange on the trading day immediately preceding the Mandatory Conversion Date.

     L. The Corporation shall at all times when the Series D Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series D Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series D Preferred Stock. Before taking any action which would cause an adjustment reducing the Series D Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series D Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Series D Conversion Price.

                              VI.  VOTING RIGHTS
                                   -------------

     Holders of the Series D Preferred Stock shall be entitled to one vote for each share of Series D Preferred Stock held and shall vote together with holders of other shares voting capital stock of the Corporation, on all matters submitted to stockholders for a vote, except as otherwise provided by the DGCL, the protective provisions in Article VII below and the terms of other series of Preferred Stock.

     To the extent that under the protective provisions in Article VII below or the DGCL the vote of the holders of the Series D Preferred Stock, voting separately as a class, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of at least a majority of outstanding shares of the Series D Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of outstanding shares of Series D Preferred Stock (except as otherwise may be required under the DGCL) shall constitute the approval of such action by the holders.

                          VII.  PROTECTIVE PROVISIONS
                                ---------------------

     So long as any shares of Series D Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by the DGCL) of the holders of at least a majority of the outstanding shares of Series D Preferred Stock:

     A. alter or change the rights, preferences or privileges of (i) the Series D Preferred Stock or (ii) any capital stock of the Corporation so as to affect adversely the Series D Preferred Stock;

     B. create any new class or series of Senior Securities or Pari Passu Securities;

     C. apply any of its assets to the redemption, retirement, purchase or acquisition, directly or indirectly, through subsidiaries or otherwise, of any shares of Series D Preferred Stock, except as set forth in Article VIII;

     D.   increase the number of authorized shares of Series D Preferred Stock;

     E.   increase the par value of the Common Stock;

     F. at any time more than six months after the Issue Date, sell, lease or otherwise dispose of all or substantially all of its assets or properties, or approve any sale, lease or other disposition of all or substantially all of the assets or properties of any Subsidiary;

     G. at any time more than six months after the Issue Date, enter into any merger or consolidation, or approve any merger or consolidation involving a Subsidiary (other than (i) one in which the holders of voting capital stock of the Corporation or such Subsidiary immediately prior to such merger or consolidation continue to hold at least a majority by voting power of the surviving or acquiring corporation or, if the surviving or acquiring corporation is a subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation and (ii) the merger of AltaVista Company into Zoom Newco Inc.); or

     H.   approve any dissolution or liquidation of the Corporation.

     For purposes hereof, a "Subsidiary" means any subsidiary of the Corporation that constitutes a "Significant Subsidiary" within the meaning of Rule 1-01(w) of Regulation S-X promulgated under the Securities Act.

                          VIII.  MANDATORY REDEMPTION
                                 --------------------

     A. The Corporation shall, on the seventh anniversary of the Issue Date (the "Redemption Date"), redeem all outstanding shares of Series D Preferred Stock at a price equal to the sum of (i) the Stated Value Per Share, plus (ii) all declared but unpaid dividends thereon (such sum, the "Redemption Price").
If the Corporation does not have sufficient funds legally available to redeem the Series D Preferred Stock on the Redemption Date, the Corporation shall redeem a pro rata portion of each holder's shares of Series D Preferred Stock out of funds legally available therefor and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor.

     B. Written notice of the mandatory redemption (the "Redemption Notice") shall be mailed, postage prepaid, to each holder of record of Series D Preferred Stock, at its post office address last shown on the records of the Corporation, not less than 15 days prior to the Redemption Date. The Redemption Notice shall state:

          (1) the number of shares of Series D Preferred Stock held by the holder that the Corporation shall redeem on the Redemption Date;

          (2) the Redemption Date and the Redemption Price; and

          (3) that the holder is to surrender to the Corporation, in the manner and at the place designated, his certificate or certificates representing the shares of Series D Preferred Stock to be redeemed.

     C. On or before the Redemption Date, each holder of shares of Series D Preferred Stock shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired.

     D. If the Redemption Notice shall have been duly given, and if on the Redemption Date the Redemption Price payable upon redemption of the shares of Series D Preferred Stock to be redeemed on such Redemption Date is paid or tendered for payment, then notwithstanding that the certificates evidencing any of the shares of

Series D Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Preferred Stock shall cease to accrue after such Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the Redemption Price without interest upon surrender of their certificate or certificates therefor.

     E.   Redeemed or Otherwise Acquired Shares.  Shares of the Series D
          -------------------------------------
Preferred Stock redeemed or otherwise repurchased or reacquired by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series, and may thereafter be issued, but not as shares of the Series D Preferred Stock.

                               IX.  MISCELLANEOUS
                                    -------------

     A. The certificates representing shares of the Series D Preferred Stock shall, unless otherwise agreed by the Corporation and the holder of any such certificates, bear a legend substantially to the following effect:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (ii) AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER. ANY SALE OR OTHER TRANSFER PURSUANT TO AN EXEMPTION REFERRED TO IN CLAUSE (ii) OF THE PRECEDING SENTENCE MUST BE ACCOMPANIED BY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO CMGI, INC. TO THE EFFECT THAT SUCH EXEMPTION IS AVAILABLE IN CONNECTION WITH SUCH SALE OR OTHER TRANSFER. THE VOTING OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS GOVERNED BY PROVISIONS CONTAINED IN THE CERTIFICATE OF DESIGNATION GOVERNING SUCH SHARES, A COPY WHICH IS ON FILE WITH CMGI, INC. AND WILL BE FURNISHED BY SUCH CORPORATION TO THE REGISTERED HOLDER OF THIS CERTIFICATE ON WRITTEN REQUEST AND WITHOUT CHARGE."

     The Transfer Agent shall not be required to accept for registration of transfer any shares of the Series D Preferred Stock bearing the legend contained in this paragraph (A) except upon presentation of satisfactory evidence that the restrictions on transfer set forth in such legend have been complied with, all in accordance with such reasonable regulations as the Corporation may from time to time prescribe with the approval of such transfer agent.

     B. Whenever possible, each provision of this Certificate of Designation shall be interpreted in such manner as to be effective and valid under applicable law, but if any such provision shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that any provision would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

     C. Capitalized terms not defined in this Certificate of Designation shall have the respective meanings specified in the Certificate of Incorporation.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed by its Executive Vice President this 18th day of August, 1999.
                              CMGI, INC.



                              By: /s/ Andrew J. Hajducky III
                                  ----------------------------------
                                  Executive Vice President